Exhibit 10.2

AMENDMENT TO LOAN AGREEMENT
CoBank, ACB

Borrower:	Application No. _________

DAKOTA GROWERS PASTA COMPANY
CARRINGTON, NORTH DAKOTA

The parties hereby agree to amend Loan Agreement, Note Nos. A637S01A / 39181NP / 39182NP / 33061 / 35062, as follows:

1.	Seasonal Loan, Note No. A637S01A, in the amount of $15,000,000.00 is hereby replaced by Seasonal Loan, Note No. A637S01B, in the amount of $19,000,000.00. All references to Seasonal Loan, Note A637S01A, in the amount of $15,000,000.00 are hereby deemed to be references to Seasonal Loan, Note No. A637S01B, in the amount of $19,000,000.00.

2.	Borrower agrees to pay the Bank an amendment fee of $5,000.00 payable upon execution of this Amendment.

All other terms and conditions remain as stated in the Loan Agreement.

BY DIRECTION of the loan committee this January 3, 2001.

CoBank, ACB
By _________________________

Its _________________________

ACCEPTED AND AGREED TO:

DAKOTA GROWERS PASTA COMPANY
CARRINGTON, NORTH DAKOTA

By ____________________________
Its ____________________________
Date____________________________

ACKNOWLEDGED BY AND AGREED TO:

PRIMO PIATTO, INC.
NEW HOPE, MINNESOTA

By ____________________________
Its ____________________________
Date____________________________

NONNEGOTIABLE NOTE OF

DAKOTA GROWERS PASTA COMPANY

CARRINGTON, NORTH DAKOTA

Note No. A637S01B

$19,000,000.00	Date: January 3, 2001

          For value received, the undersigned (Maker) promises to pay to CoBank, ACB (the “Bank”), at its office in Denver, Colorado, the sum of Nineteen Million and no/100 Dollars ($19,000,000.00) with interest on the unpaid balance at a variable rate of interest which may increase or decrease as the Bank may, from time to time, determine as provided in the Loan Agreement dated December 5, 2000, as the same may have been or may be amended from time to time, between the Maker and the Bank. The unpaid balance of this note, with accrued interest, and required equity purchases, may be paid at any time subject to a prepayment penalty, if any, in accordance with the terms of the Loan Agreement between the Bank and Maker.

          This note shall at all times evidence and constitute prima facie proof of the indebtedness of the Maker to the Bank or its successors or assigns, of such amount of money (not in excess of the amount of the principal indebtedness stated above plus accrued interest and required equity purchases) as shown to be owing by the records of the Bank, or its successors or assigns.

          In the event that suit is brought on this note, the Maker agrees to pay such reasonable attorneys' fees and costs of collection as permitted by law to be charged.

          The Maker hereby waives presentment for payment, demand, protest, notice of protest, and notice of dishonor and nonpayment of this note.

          If requested by the Bank, its successors or assigns, the Maker agrees to deliver in substitution for this note, a negotiable note for the amount of the unpaid balance of Maker's indebtedness, plus accrued interest and required equity purchases.

DAKOTA GROWERS PASTA COMPANY

By_______________________________
Its President

By________________________________
Its Secretary